UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2011

Jo-Ann Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	001-06695	34-0720629

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 Darrow Rd., Hudson, Ohio	44236

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 656-2600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On or about January 6, 2011, Jo-Ann Stores, Inc. (the “Company”) distributed to its employees certain materials titled “Going Private E-mail Mailbox Responses,” which are attached hereto as Exhibit 99.1 and are incorporated herein by reference.
Cautionary Statement Regarding Forward-Looking Statements
     This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company, the proposed Merger and its business. These forward-looking statements can be identified by the use of terminology such as “subject to,” “believe,” “expects,” “plan,” “project,” “estimate,” “intend,” “may,” “will,” “should,” “can,” or “anticipates,” or the negative thereof, or variations thereon, or comparable terminology, or by discussions of strategy. Although all of these forward-looking statements are believed to be reasonable, they are inherently uncertain. Factors which may materially affect such forward-looking statements include, but are not limited to general economic conditions, risks in implementing new marketing initiatives, natural disasters and geo-political events, changes in customer demand, changes in trends in the fabric and craft industry, changes in the competitive pricing for products, the impact of competitors’ store openings and closings, our dependence on suppliers, seasonality, disruptions to the transportation system or increases in transportation costs, energy costs, our ability to recruit and retain highly qualified personnel, our ability to manage our inventory, our ability to effectively manage our distribution network, disruptions to our information systems, failure to maintain the security of our electronic and other confidential information, failure to comply with various laws and regulations, failure to successfully implement the store growth strategy, changes in accounting standards and effective tax rates, inadequacy of our insurance coverage, cash and cash equivalents held at financial institutions in excess of federally insured limits, volatility of our stock price, damage to our reputation, and other factors, and uncertainties associated with the proposed sale of the Company to a company controlled by Leonard Green & Partners L.P., including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s Securities and Exchange Commission filings.
     Readers are cautioned not to place undue reliance on forward-looking statements. The Company cannot guarantee future results, trends, events, levels of activity, performance or achievements. The Company does not undertake and specifically declines any obligation to update, republish or revise forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events. Consequently, such forward-looking statements should be regarded solely as the Company’s current plans, estimates and beliefs.
Additional Information and Where to Find It
     In connection with the Merger, the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of the company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Company’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Jo-Ann Stores, Inc., Attn: Corporate Communications, 5555 Darrow Road, Hudson, Ohio 44236, telephone: (330) 463-6865, or from the investor relations section of the company’s website, http://www.joann.com.

Participants in Solicitation
     The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the special meeting of shareholders that will be held to consider the Merger. Information about the Company’s directors and executive officers and their ownership of the company’s common stock is set forth in the proxy statement for the Company’s 2010 Annual Meeting of Shareholders, which was filed with the SEC on April 26, 2010. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit	Description
99.1	Going Private E-mail Mailbox Responses

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jo-Ann Stores, Inc.
By:	/s/ David Goldston
David Goldston
Senior Vice President, General Counsel and Secretary

Date: January 7, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Going Private E-mail Mailbox Responses